UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: March 2, 2016
Date of earliest event reported: February 25, 2016
Hooper Holmes, Inc.
(Exact name of registrant as specified in its charter)

New York	001-09972	22-1659359
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

560 N. Rogers Road, Olathe, KS	66062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 764-1045

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On February 25, 2016, Hooper Holmes, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (together with related agreements and documents, the “First Amendment”) with SWK Funding LLC (“SWK”). The First Amendment amends the terms and conditions of that certain Credit Agreement, dated as of April 17, 2015. The following summarizes certain terms of the First Amendment:

The First Amendment modifies the Credit Agreement dated April 17, 2015, to extend the date the Company has to issue the additional warrant to SWK to purchase common stock valued at $1.25 million from February 28, 2016, to April 30, 2016, if the Company's Indebtedness to ACF FinCo I LP (the "ACF Indebtedness") is not repaid in full and terminated and all liens securing the ACF Indebtedness are not released. The First Amendment also modifies the exercise price of the warrant from one cent over the closing price of the Company’s stock on February 28, 2016, and replaced it with the closing price of the Company's stock on April 30, 2016.

The effectiveness of the First Amendment is subject to the satisfaction of several conditions including that the Company issue $50,000 of our common stock (454,545 shares) to SWK within 5 business days of the date of the First Amendment.

The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities

The information required by this item is included in Item 1.01 and is incorporated by reference herein.

Item 3.03    Material Modification of Rights of Security Holders

The information required by this item is included in Item 1.01 and is incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	First Amendment to Credit Agreement, dated February 25, 2016, between SWK and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOPER HOLMES, INC.

Dated: March 2, 2016	By:	/s/ Steven R. Balthazor
Steven R. Balthazor, CFO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	First Amendment to Credit Agreement, dated February 25, 2016, between SWK and the Company